Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of WhiteHorse Finance, LLC (the “Company”) on the pre-effective Amendment No. 2 to Form N-2 of our report dated May 14, 2012 on the January 1, 2012 financial statements of the Company, our report dated November 7, 2012 on the September 30, 2012 consolidated schedule of investments of the Company, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

New York, New York

November 7, 2012